UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of Earliest Event Reported): September 28, 2016
Boston Private Financial Holdings, Inc.
(Exact Name of Registrant as Specified in its Charter)

Massachusetts	0-17089	04-2976299
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)
Ten Post Office Square, Boston, Massachusetts 02109
(Address of principal executive offices)
(617) 912-1900
(Registrant's telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On September 28, 2016, the Board of Directors of the Company elected Mark F. Furlong and Joseph C. Guyaux to the Board of Directors. Messrs. Furlong and Guyaux will also serve as directors on the Board of Boston Private Bank & Trust Company (the “Bank”). Mr. Furlong will serve as a member of the Audit and Finance Committee of the Company's Board of Directors, the Wealth Management/Trust and Investment Committees of the Company's and the Bank's Boards of Directors and the Audit Committee of the Bank’s Board of Directors. Mr. Guyaux will serve as a member of the Compensation, Governance and Executive Committees and the Risk Management Committees of the Company's and the Bank's Boards of Directors.
None of the selections to the Boards were made pursuant to any arrangement or understanding with any other person.
A copy of the press release issued by the Company is filed herewith as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

Exhibit 99.1    Press Release of the Company dated September 29, 2016.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

BOSTON PRIVATE FINANCIAL HOLDINGS, INC.

	By:	/S/ DAVID J. KAYE
	Name:	David J. Kaye
	Title:	Executive Vice President, Chief Financial and Administrative Officer
Date: September 29, 2016

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release of the Company dated September 29, 2016